TEALSTONE COMMERCIAL, INC.
AND AFFILIATE

Combined Financial Statements
For the Years Ended
December 31, 2016, 2015 and 2014

TEALSTONE COMMERCIAL, INC.
AND AFFILIATE

Table of Contents

PERRYMAN CHANEY RUSSELL, LLP
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

Stockholders and Board of Directors
Tealstone Commercial, Inc. and Affiliate
Denton, Texas

Report on the Financial Statements

We have audited the accompanying financial statements of Tealstone Commercial, Inc. and Affiliate which comprise the combined balance sheets as of December 31, 2016 and 2015, and the related combined statements of operations and retained earnings and cash flows for the years ended December 31, 2016, 2015 and 2014, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tealstone Commercial, Inc. and Affiliate as of December 31, 2016 and 2015, and the results of its operations and cash flows for the years ended December 31, 2016, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

Perryman Chaney Russell, LLP

May 23, 2017

5485 Beltline Road, Suite 120, Dallas, TX 75254 | Tel. 972.702.8200 | Fax. 972.702.8213 | www.pcr-cpa.com

TEALSTONE COMMERCIAL, INC.
AND AFFILIATE

Combined Balance Sheets
December 31, 2016 and 2015

Assets

	2016	2015
Current assets:		
Cash (Note 1)	$ 2,778,150	$ 1,060,107
Accounts receivable (Notes 2 and 4)	20,738,195	12,468,510
Inventory (Note 1)	108,271	114,616
Prepaid expenses	105,567	79,384
Costs and estimated earnings in excess of billings on contracts (Note 1)	4,364,121	1,939,597
Total current assets	28,094,304	15,662,214
Property and equipment (Notes 1 and 4):		
Construction equipment	202,968	305,228
Furniture and office equipment	190,702	186,876
Vehicles	497,670	637,916
Leasehold improvements	112,507	90,437
	1,003,847	1,220,457
Less accumulated depreciation	432,305	457,754
	571,542	762,703
Goodwill (Note 3)	9,073,859	9,073,859
Other assets:		
Accounts receivable - other	-	73,350
Deposits	950	950
	950	74,300
	$ 37,740,655	$ 25,573,076

Liabilities and Stockholder Equity

	2016	2015
Current liabilities:		
Accounts payable, trade	$ 9,632,469	$ 6,562,663
Accrued liabilities	600,248	285,566
Billings in excess of costs and estimated earnings on contracts (Note 1)	102,008	8,199
State income tax payable	215,000	183,983
Current maturities of long-term debt (Note 4)	-	81,081
Total current liabilities	10,549,725	7,121,492
Other liabilities:		
Long-term debt (Note 4)	-	11,134
Stockholder equity:		
Common stock (Note 8)	40	40
Additional paid-in capital	164,960	164,960
Retained earnings	27,025,930	18,275,450
	27,190,930	18,440,450
	$ 37,740,655	$ 25,573,076

The accompanying notes are an integral part of the financial statements.

TEALSTONE COMMERCIAL, INC.
AND AFFILIATE

Combined Statements of Operations and Retained Earnings
For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Income from construction (Notes 1 and 7):			
Revenue earned	$ 178,201,070	$ 115,944,212	$ 91,004,674
Job costs	149,840,782	96,141,445	76,142,408
Gross profit	28,360,288	19,802,767	14,862,266
Expenses:			
General and administrative expenses (Notes 1 and 5)	5,292,204	3,979,048	3,284,172
Income from operations	23,068,084	15,823,719	11,578,094
Other income and (expenses):			
Other income	4,108	19,001	5,385
Gain (loss) on sale of assets	(92,123)	(11,355)	(3,121)
Interest income	4,841	9,363	6,305
Interest expense	(2,003)	(1,018)	(1,160)
Income before provision for state income tax expense	22,982,907	15,839,710	11,585,503
Provision for state income tax expense (Note 6)	190,427	177,328	135,129
Net income	22,792,480	15,662,382	11,450,374
Retained earnings:			
Beginning of year	18,275,450	16,605,068	13,283,320
Stockholder distributions	(14,042,000)	(13,992,000)	(8,128,626)
End of year	$ 27,025,930	$ 18,275,450	$ 16,605,068

The accompanying notes are an integral part of the financial statements.

TEALSTONE COMMERCIAL, INC.
AND AFFILIATE

Combined Statements of Cash Flows
For the Years Ended December 31, 2016, 2015 and 2014

	2016	2015	2014
Cash flows from operating activities:			
Net income	$22,792,480	$15,662,382	$11,450,374
Adjustments to reconcile net income to net cash provided by (used in) operating activities:			
Depreciation	227,760	213,765	144,148
(Gain) loss on sale of assets	92,123	11,355	3,121
(Increase) decrease in:			
Receivables	(8,196,335)	(6,344,853)	(1,866,447)
Inventory	6,345	29,732	44,306
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,424,524)	(960,797)	(226,627)
Prepaid expenses	(26,183)	4,910	(7,965)
(Decrease) increase in:			
Accounts payable	3,069,806	2,633,519	1,321,346
Accrued liabilities	314,682	(89,238)	(76,253)
Billings in excess on costs and estimated earnings on uncompleted contracts	93,809	(139,783)	113,150
State income tax payable	31,017	47,811	69,959
Net cash provided by (used in) operating activities	15,980,980	11,068,803	10,969,112
Cash flows from investing activities:			
Proceeds from sale of assets	102,682	91,973	36,751
Purchases of property and equipment	(231,404)	(409,043)	(356,618)
Net cash provided by (used in) investing activities	(128,722)	(317,070)	(319,867)
Cash flows from financing activities:			
Proceeds from long-term debt	-	73,771	48,224
Payments of long-term debt	(92,215)	(68,057)	(19,934)
Distributions to stockholders	(14,042,000)	(13,992,000)	(8,128,626)
Net cash provided by (used in) financing activities	(14,134,215)	(13,986,286)	(8,100,336)
Increase (decrease) in cash and cash equivalents	1,718,043	(3,234,553)	2,548,909
Cash, beginning of year	1,060,107	4,294,660	1,745,751
Cash, end of year	$ 2,778,150	$ 1,060,107	$ 4,294,660
Supplemental cash flow information:			
Cash paid during the year for:			
Interest	$ 2,003	$ 1,018	$ 1,160
Income tax	159,410	129,519	65,169

The accompanying notes are an integral part of the financial statements.

Note 1 - Summary of Significant Accounting Policies

The financial statements present the combination of Tealstone Commercial, Inc. and Tealstone Residential Concrete, Inc. (the Company), which are affiliated through common ownership. Intercompany transactions have been eliminated. Management has determined that the affiliate does not qualify for consolidation as a variable interest entity.

The Company is engaged in a single industry: the pouring and finishing of concrete primarily in the North Texas area. The work is performed under cost-plus-fee contracts and fixed-price contracts. The length of the Company's contracts varies, but is typically less than one year.

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Recognition of income and costs on construction contracts

The Company uses the percentage-of-completion method of reporting profits on major construction contracts. Under this method, the percentage of the cost incurred to date to the total estimated costs is used to determine the portion of the contract amount which is considered earned to date. At the time a loss on a contract becomes known, the full amount of the projected loss is recognized. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general and administrative costs are charged to expense as incurred.

Revenue earned and job costs from construction contracts completed and in progress are as follows for the years ended December 31:

	2016		
	Revenue Earned	Job Costs	Gross Profit
Contracts completed during the year	$ 113,823,622	$ 90,374,422	$ 23,449,200
Contracts in progress at the end of the year	64,377,448	59,466,360	4,911,088
	$ 178,201,070	$ 149,840,782	$ 28,360,288

Note 1 - Summary of Significant Accounting Policies (Continued)

Recognition of income and costs on construction contracts (Continued)

	2015		
	Revenue Earned	Job Costs	Gross Profit
Contracts completed during the year	$ 94,325,002	$ 77,338,548	$ 16,986,454
Contracts in progress at the end of the year	21,619,210	18,802,897	2,816,313
	$ 115,944,212	$ 96,141,445	$ 19,802,767

	2014		
	Revenue Earned	Job Costs	Gross Profit
Contracts completed during the year	$ 80,582,739	$ 66,967,343	$ 13,615,396
Contracts in progress at the end of the year	10,421,935	9,175,065	1,246,870
	$ 91,004,674	$ 76,142,408	$ 14,862,266

On contracts where costs and estimated earnings are in excess of billings, the excess is treated as a current asset. Where billings are in excess of costs and estimated earnings, this excess is shown as a current liability. These amounts are as follows at December 31:

	2016	2015
Costs and estimated earnings on contracts in progress	$ 76,280,747	$ 24,663,795
Billings on contracts in progress	72,018,634	22,732,397
	$ 4,262,113	$ 1,931,398

These amounts are reflected in the accompanying combined financial statements as follows at December 31:

	2016	2015
Current assets	$ 4,364,121	$ 1,939,597
Current liability	102,008	8,199
	$ 4,262,113	$ 1,931,398

Note 1 - Summary of Significant Accounting Policies (Continued)

Inventory

Inventory consists of raw materials and supplies that have not been assigned to a specific contract and is stated at the lower of cost or net realizable value.

Property and equipment

Property and equipment are stated at cost and depreciated over estimated useful lives ranging from three to fifteen years using straight-line method. Maintenance and repairs are charged against earnings when incurred. Major renewals and additions are capitalized.

Depreciation expense for the years ended December 31, 2016, 2015 and 2014, amounted to $227,760, $213,765, and $144,148, respectively, which is included in job costs and general and administrative expenses on the combined statements of operations and retained earnings.

Combined statements of cash flows

For purposes of the combined statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

At December 31, 2016, the Company had exposure on cash balances in excess of federally insured amounts before outstanding items not yet cleared of $3,591,649.

Presentation of certain taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company's accounting policy is to exclude these taxes from revenues and job costs.

Note 2 – Accounts Receivable

Current accounts receivable are as follows as of December 31:

	2016	2015
Construction contracts, current	$ 8,162,932	$ 4,175,298
Retainage	5,218,093	2,165,757
Residential billing	7,260,949	6,008,080
Other	121,221	144,375
Allowance for doubtful accounts	(25,000)	(25,000)
	$ 20,738,195	$ 12,468,510

Note 3 – Goodwill

Goodwill results from the original purchases of the assets and ongoing business from a similar company.

The Company elected to perform tests at least once a year to determine whether the value of its goodwill has declined and, if so, be adjusted to its current value. The Company's test of the value of its goodwill did not require an impairment adjustment for the years ended December 31, 2016 and 2015.

Note 4 - Long-term Debt and Line of Credit

Long-term debt consists of the following at December 31:

	2016	2015
$3,000,000 line of credit, interest at prime plus 1.25%; maturing June 30, 2017; secured by accounts receivable and stockholder guaranty	$ -	$ -
Notes payable to banks and finance companies, payable in monthly installments of $7,392 interest ranging from 0% to 3.37%; secured by construction equipment and vehicles	-	92,215
Less current maturities	-	81,081
	$ -	$ 11,134

Note 5 - Lease

The Company leases office space from an entity owned by two stockholders. Rent expense amounted to $162,360 for the years ended December 31, 2016, 2015 and 2014, which is included in general and administrative expenses on the combined statements of operations and retained earnings.

The future commitments under this operating lease are as follows for the years ending December 31:

2017	$ 54,120

Note 6 - Provision for State Income Tax

The Company elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate tax on its taxable income. Instead, the stockholders are liable for individual Federal income tax on the taxable income.

Note 6 - Provision for State Income Tax (Continued)

The provision for state income tax consists of current state income tax for the years ended December 31, 2016, 2015 and 2014.

The Company does not have any unrecognized tax benefit which could significantly change its provision for income tax.

The Company is subject to examination for the prior three years for Federal taxing authorities and the prior four years for state taxing authorities.

Note 7 - Backlog

The following schedule shows a reconciliation of backlog representing signed contracts in existence at December 31, 2016:

Balance, December 31, 2015	$ 27,724,542
New contracts and adjustments	164,165,413
	191,889,955
Less contract revenue earned	178,201,070
Balance, December 31, 2016	$ 13,688,885

Note 8 – Common Stock

Common stock consists of the following at December 31, 2016 and 2015:

	Shares Authorized	Shares Issued and Outstanding	Amount
Tealstone Commercial, Inc., $.01 par value	100,000	2,000	$ 20
Tealstone Residential Concrete, Inc., $.01 par value	100,000	2,000	20
			$ 40

Note 9 – Subsequent Events

On April 3, 2017, Sterling Construction Company, Inc. acquired the stock of the Company. All existing management personnel were retained.

Management has evaluated subsequent events through May 23, 2017, the date the combined financial statements were available to be issued.